[For Immediate Release]

CHOICE HOTELS INTERNATIONAL REPORTS 2021 FIRST QUARTER RESULTS
First quarter change in domestic RevPAR outperformed the overall industry by 23 percentage points compared to both 2019 and 2020; dividend and share repurchase program reinstated

ROCKVILLE, Md., May 10, 2021 - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months ended March 31, 2021.

“The strategic decisions we have made in recent years and our targeted actions amid the pandemic to support our franchisees drove impressive first quarter results that position the company to further capitalize on growth opportunities in 2021 and beyond,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “Our results are a testament to the success of our long-term growth strategy to invest in brands built for the customer of tomorrow. We believe our high-quality, well-segmented brand portfolio, compelling franchisee value proposition and the continued expansion of our travel platform, combined with our strong balance sheet, will allow us to continue to grow our share of travel demand in the years to come.”

Highlights of first quarter and year-to-date 2021 results include:1

•Domestic systemwide revenue per available room (RevPAR) change outperformed the total industry by 23 percentage points, declining 18.7% and 4.4% for first quarter 2021 compared to the same periods of 2019 and 2020, respectively.

•The company's performance has continued the trend of sequential domestic systemwide RevPAR change improvement, with April 2021 RevPAR declining approximately 4.2% versus April 2019 and increasing 140% from April 2020.

•The company’s Board of Directors reinstated the dividend at the pre-pandemic rate and declared a cash dividend on the company’s common stock of $0.225 per share. The dividend is payable on July 16, 2021 to stockholders of record on July 1, 2021. The Board has also approved the resumption of the company’s share repurchase program.

•The company awarded 89 domestic franchise agreements in first quarter 2021, a 53% increase compared to the same period of the prior year. Over 80% of the agreements awarded in the first quarter were for conversion hotels.

•Net income was $22.3 million for first quarter 2021, representing diluted earnings per share (EPS) of $0.40.
1 RevPAR comparison data is shown for comparable prior year periods that include 2019 and 2020 for additional context in light of the onset of the COVID-19 pandemic toward the end of the first quarter of 2020.

•First quarter adjusted net income, excluding certain items described in Exhibit 7, decreased 26% to $31.6 million from first quarter 2020.

•Adjusted diluted EPS were $0.57, a decrease of 25% from first quarter 2020.

•Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter were $63.1 million, an 11% decrease from first quarter 2020. First quarter adjusted EBITDA margin increased 330 basis points to 69% from first quarter 2020.

Performance Trends

•Domestic systemwide RevPAR for first quarter 2021 outperformed the respective chain scales in which the company competes by 750 basis points compared to the same period of 2019.

•All Choice Hotels’ brands achieved domestic systemwide RevPAR index gains versus their local competitors with portfolio average share gains of 640 basis points for first quarter 2021, compared to the same period of 2019.

•The company’s extended-stay portfolio continued to outperform the industry throughout the first quarter, with an average domestic systemwide occupancy rate of 70%. Specifically, the WoodSpring Suites brand achieved RevPAR growth of 3.2% in first quarter 2021, compared to the same period of 2019, driven by an increase in average daily rate (ADR) of 4.3% and occupancy levels of over 74%.

•The company’s upscale portfolio continued to achieve domestic systemwide RevPAR share gains versus its local competitors for first quarter 2021, compared to first quarter 2019, with the Cambria Hotels brand achieving gains of 16 percentage points. In addition, the Ascend Hotel Collection’s domestic systemwide RevPAR change surpassed the upscale segment by nearly 20 percentage points in first quarter 2021, compared to the same period of 2019.

•The company’s midscale portfolio continued to achieve RevPAR share gains versus its local competitors for first quarter 2021, compared to the same period of 2019. Specifically, the Comfort brand family’s domestic systemwide RevPAR change outperformed the upper-midscale chain scale by nearly 11 percentage points, and the brand gained nearly 10 percentage points in RevPAR share from its local competitors in first quarter 2021, compared to the same period in 2019.

Additional details for the company’s first quarter 2021 results are as follows:

Revenues

•Total revenues decreased 16% to $182.9 million for first quarter 2021, compared to the same period of 2020.

•Total revenues excluding marketing and reservation system fees decreased 15% to $91.4 million for first quarter 2021, compared to the same period of 2020.

•First quarter 2021 domestic royalties totaled $63.0 million, a 5% decrease from the same period of 2020.

•The company's domestic effective royalty rate for first quarter 2021 increased 7 basis points over the prior year first quarter to 5.02%.

Development

•Of the total domestic franchise agreements awarded in the first quarter, over half were executed in the month of March. The company’s domestic franchise agreements for conversion hotels increased by 76% in the first quarter, compared to the same period of 2020, and include 22 franchise agreements associated with the company's strategic alliance with Penn National Gaming.

•As of March 31, 2021, the number of domestic rooms in the company’s upscale portfolio expanded by 22% since March 31, 2020, driven by an increase in room count of 12% for the Cambria Hotels brand and 26% for the Ascend Hotel Collection, the latter of which includes 22 properties associated with the company's strategic alliance with Penn National Gaming. For the first three months in 2021, the upscale portfolio experienced the highest number of hotel openings in a quarter, matching the company’s all-time record.

•The company’s extended-stay portfolio continued its rapid expansion, reaching 454 domestic hotels as of March 31, 2021, an 11% increase since March 31, 2020, with the domestic extended-stay pipeline expanding year-over-year to 310 hotels awaiting conversion, under construction or approved for development. Since March 31, 2020, the WoodSpring Suites, MainStay Suites and Suburban brands grew the number of open domestic hotels by 7%, 26% and 10%, respectively.

•The company continued its leadership in the midscale segment by increasing the number of domestic hotels by 1.2% from March 31, 2020. Specifically, the Comfort brand family continued to grow its number of domestic hotels by 1.7% since March 31, 2020, and reached over 260 hotels in its domestic pipeline, including over 70 hotels awaiting conversion, which will drive the brand’s growth in the near term. In March, the company launched the new Comfort Rise & Shine™ prototype to position the brand for continued strong performance and system growth while maximizing owners’ return on investment.

•The number of domestic hotels and rooms, as of March 31, 2021, increased 0.7% and 1.9%, respectively, from March 31, 2020. The company’s domestic upscale, midscale and extended stay segments reported a 2.4% and 3.3% aggregate increase in units and rooms, respectively, since March 31, 2020.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of March 31, 2021, reached 943 hotels that represent over 77,000 rooms.

Balance Sheet and Liquidity

The company maintained its strong balance sheet and liquidity position in first quarter 2021 and continues to benefit from its primarily franchise-only business model, which has historically provided a relatively stable earnings stream, low capital expenditure requirements and significant free cash flow. As of March 31, 2021, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility was approximately $823 million.

Shareholder Returns

On May 7, 2021, the company’s Board of Directors approved the reinstatement of its quarterly cash dividend payments at the pre-pandemic level, declaring a cash dividend of $0.225 per share of common stock payable on July 16, 2021, to stockholders of record on July 1, 2021. Based on the current quarterly dividend rate of $0.225 per share of common stock, the company expects to pay dividends totaling approximately $25 million during 2021, subject to declaration by the Board of Directors.

The company’s Board of Directors has also approved the resumption of the company’s stock repurchase program. As of March 31, 2021, the company had 3.4 million shares remaining under the current share repurchase authorization. During the three months ended March 31, 2021, the company repurchased less than 0.1 million shares of common stock for $5.1 million through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans.

Outlook

The company is not providing formal guidance for second quarter or full year 2021 given that the precise impact of COVID-19 on the company’s future results is still unknown.
For the month of April 2021, the company’s RevPAR declined by approximately 4.2% versus April 2019 while occupancy levels increased by 80 basis points from April 2019, marking near returns to 2019 RevPAR levels. The company currently expects RevPAR change for the remainder of 2021, as compared to both 2019 and 2020, to outperform first quarter 2021 results as compared to both 2019 and 2020.

The company will continue to evaluate the impact of COVID-19 across its business and will provide further updates in the next earnings report based on the best information then available.

Conference Call

Choice Hotels International will conduct a conference call on Monday, May 10, 2021, at 10:30 a.m. Eastern Time to discuss the company’s first quarter earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,100 hotels, representing nearly 600,000 rooms, in over 40 countries and territories as of March 31, 2021, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the company's ability to assist franchisees through relief or other financial measures, the company's ability to achieve cost savings and reduce discretionary spending and investments and the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation, resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants; the rate and pace of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.
We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, debt-restructuring costs, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, and losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2021 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries			Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
			Variance
	2021	2020	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$66,047	$70,339	$(4,292)	(6)%
Initial franchise and relicensing fees	5,427	7,284	(1,857)	(25)%
Procurement services	11,191	13,797	(2,606)	(19)%
Marketing and reservation system	91,521	110,385	(18,864)	(17)%
Owned hotels	4,354	9,422	(5,068)	(54)%
Other	4,407	6,948	(2,541)	(37)%
Total revenues	182,947	218,175	(35,228)	(16)%

OPERATING EXPENSES

Selling, general and administrative	30,267	28,383	1,884	7%
Depreciation and amortization	6,362	6,529	(167)	(3)%
Marketing and reservation system	98,173	130,447	(32,274)	(25)%
Owned hotels	4,147	6,034	(1,887)	(31)%
Total operating expenses	138,949	171,393	(32,444)	(19)%

Operating income	43,998	46,782	(2,784)	(6)%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,777	11,380	397	3%
Interest income	(1,281)	(2,288)	1,007	(44)%
Loss on extinguishment of debt	—	607	(607)	(100)%
Other (gain) loss	(1,205)	4,729	(5,934)	(125)%
Equity in net loss of affiliates	5,997	1,955	4,042	207%
Total other income and expenses, net	15,288	16,383	(1,095)	(7)%

Income before income taxes	28,710	30,399	(1,689)	(6)%
Income tax expense (benefit)	6,373	(25,064)	31,437	(125)%
Net income	$22,337	$55,463	$(33,126)	(60)%

Basic earnings per share	$0.40	$1.00	$(0.60)	(60)%

Diluted earnings per share	$0.40	$0.99	$(0.59)	(60)%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	March 31,	December 31,
	2021	2020

ASSETS

Cash and cash equivalents	$222,961	$234,779
Accounts receivable, net	156,754	149,921
Other current assets	65,429	48,214
Total current assets	445,144	432,914

Property and equipment, net	336,508	334,901
Intangible assets, net	306,868	303,725
Goodwill	159,196	159,196
Notes receivable, net of allowances	82,651	95,785
Investments in unconsolidated entities	53,003	57,879
Operating lease right-of-use assets	15,312	17,688
Investments, employee benefit plans, at fair value	28,558	29,104
Other assets	156,898	156,141

Total assets	$1,584,138	$1,587,333

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Accounts payable	$70,980	$83,329
Accrued expenses and other current liabilities	65,687	78,920
Deferred revenue	52,701	50,290
Liability for guest loyalty program	54,432	43,308
Total current liabilities	243,800	255,847

Long-term debt	1,059,169	1,058,738
Deferred revenue	114,279	122,406
Liability for guest loyalty program	71,428	77,071
Operating lease liabilities	10,212	12,739
Deferred compensation & retirement plan obligations	33,114	33,756
Other liabilities	32,901	32,528

Total liabilities	1,564,903	1,593,085

Total shareholders' equity (deficit)	19,235	(5,752)

Total liabilities and shareholders' equity (deficit)	$1,584,138	$1,587,333

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$22,337	$55,463

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	6,362	6,529
Depreciation and amortization - marketing and reservation system	5,815	4,873
Franchise agreement acquisition cost amortization	3,044	2,819
Loss on debt extinguishment	—	607
Non-cash stock compensation and other charges	5,026	(2,575)
Non-cash interest and other investment (income) loss	(2,059)	4,339
Deferred income taxes	(1,378)	(26,677)
Equity in net losses from unconsolidated joint ventures, less distributions received	5,997	2,105
Franchise agreement acquisition costs, net of reimbursements	(6,770)	(7,122)
Change in working capital and other	(38,254)	(34,597)

NET CASH PROVIDED BY OPERATING ACTIVITIES	120	5,764

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(9,364)	(6,229)
Investment in intangible assets	(885)	(1,004)
Contributions to equity method investments	(968)	(2,201)
Distributions from equity method investments	—	157
Purchases of investments, employee benefit plans	(551)	(1,544)
Proceeds from sales of investments, employee benefit plans	1,992	1,697
Issuance of notes receivable	—	(5,778)
Collections of notes receivable	63	63
Other items, net	—	14

NET CASH USED IN INVESTING ACTIVITIES	(9,713)	(14,825)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	—	396,800
Principal payments on long-term debt	—	(33,239)
Purchases of treasury stock	(5,046)	(54,072)
Dividends paid	—	(12,791)
Proceeds from exercise of stock options	2,845	1,235

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,201)	297,933

Net change in cash and cash equivalents	(11,794)	288,872
Effect of foreign exchange rate changes on cash and cash equivalents	(24)	(684)
Cash and cash equivalents at beginning of period	234,779	33,766

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$222,961	$321,954

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2021			For the Three Months Ended March 31, 2020			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$80.51	48.9%	$39.34	$87.57	48.3%	$42.33	(8.1)%	60	bps	(7.1)%
Sleep	72.72	47.6%	34.65	78.82	48.9%	38.54	(7.7)%	(130)	bps	(10.1)%
Quality	69.89	42.2%	29.52	72.79	41.7%	30.36	(4.0)%	50	bps	(2.8)%
Clarion(2)	69.39	33.0%	22.91	74.59	36.7%	27.34	(7.0)%	(370)	bps	(16.2)%
Econo Lodge	58.26	41.4%	24.10	57.25	38.3%	21.93	1.8%	310	bps	9.9%
Rodeway	58.84	43.7%	25.70	59.61	40.9%	24.36	(1.3)%	280	bps	5.5%
WoodSpring Suites	47.31	74.3%	35.13	47.02	70.3%	33.05	0.6%	400	bps	6.3%
MainStay	70.48	51.4%	36.21	78.35	53.9%	42.25	(10.0)%	(250)	bps	(14.3)%
Suburban	49.57	65.7%	32.55	54.19	61.8%	33.51	(8.5)%	390	bps	(2.9)%
Cambria Hotels	100.76	42.4%	42.73	131.95	48.2%	63.55	(23.6)%	(580)	bps	(32.8)%
Ascend Hotel Collection	110.30	42.5%	46.88	119.06	46.2%	54.97	(7.4)%	(370)	bps	(14.7)%

Total	$69.49	47.1%	$32.73	$74.22	46.1%	$34.23	(6.4)%	100	bps	(4.4)%

Effective Royalty Rate

	For the Quarter Ended
	March 31, 2021	March 31, 2020

System-wide(3)	5.02%	4.95%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2021			For the Three Months Ended March 31, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$80.51	48.9%	$39.34	$90.78	55.9%	$50.77	(11.3)%	(700)	bps	(22.5)%
Sleep	72.72	47.6%	34.65	82.35	55.7%	45.89	(11.7)%	(810)	bps	(24.5)%
Quality	69.89	42.2%	29.52	75.87	48.0%	36.40	(7.9)%	(580)	bps	(18.9)%
Clarion(2)	69.39	33.0%	22.91	78.39	43.2%	33.83	(11.5)%	(1,020)	bps	(32.3)%
Econo Lodge	58.26	41.4%	24.10	59.50	42.2%	25.10	(2.1)%	(80)	bps	(4.0)%
Rodeway	58.84	43.7%	25.70	60.70	44.4%	26.98	(3.1)%	(70)	bps	(4.7)%
WoodSpring Suites	47.31	74.3%	35.13	45.36	75.0%	34.04	4.3%	(70)	bps	3.2%
MainStay	70.48	51.4%	36.21	82.51	58.7%	48.46	(14.6)%	(730)	bps	(25.3)%
Suburban	49.57	65.7%	32.55	58.36	67.7%	39.49	(15.1)%	(200)	bps	(17.6)%
Cambria Hotels	100.76	42.4%	42.73	134.26	61.3%	82.26	(25.0)%	(1,890)	bps	(48.1)%
Ascend Hotel Collection	110.30	42.5%	46.88	115.97	56.4%	65.40	(4.9)%	(1,390)	bps	(28.3)%

Total	$69.49	47.1%	$32.73	$77.15	52.2%	$40.27	(9.9)%	(510)	bps	(18.7)%

Effective Royalty Rate

	For the Quarter Ended
	March 31, 2021	March 31, 2019

System-wide(3)	5.02%	4.84%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2021		March 31, 2020		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,648	129,785	1,621	127,563	27	2,222	1.7%	1.7%
Sleep	409	28,831	399	28,188	10	643	2.5%	2.3%
Quality	1,691	128,093	1,688	128,951	3	(858)	0.2%	(0.7)%
Clarion(2)	183	21,951	178	22,548	5	(597)	2.8%	(2.6)%
Econo Lodge	762	46,258	794	47,774	(32)	(1,516)	(4.0)%	(3.2)%
Rodeway	544	31,212	581	33,404	(37)	(2,192)	(6.4)%	(6.6)%
WoodSpring Suites	296	35,631	277	33,303	19	2,328	6.9%	7.0%
MainStay	92	6,504	73	4,636	19	1,868	26.0%	40.3%
Suburban	66	6,365	60	6,082	6	283	10.0%	4.7%
Cambria Hotels	57	8,058	50	7,222	7	836	14.0%	11.6%
Ascend Hotel Collection	219	27,864	205	22,202	14	5,662	6.8%	25.5%

Domestic Franchises(3)	5,967	470,552	5,926	461,873	41	8,679	0.7%	1.9%

International Franchises	1,171	133,215	1,219	136,350	(48)	(3,135)	(3.9)%	(2.3)%

Total Franchises	7,138	603,767	7,145	598,223	(7)	5,544	(0.1)%	0.9%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES

(dollar amounts in thousands)	Three Months Ended March 31,

	2021	2020
Revenues, Excluding Marketing and Reservation Activities

Total Revenues	$182,947	$218,175
Adjustments:
Marketing and reservation system revenues	(91,521)	(110,385)
Revenues, excluding marketing and reservation activities	$91,426	$107,790

ADJUSTED SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended March 31,

	2021	2020

Total Selling, General and Administrative Expenses	$30,267	$28,383
Mark to market adjustments on non-qualified retirement plan investments	(1,425)	4,334
Operational restructuring charges	(447)	(1,364)
Share-based compensation	(2,351)	1,157
Exceptional allowances attributable to COVID-19	(133)	—
Adjusted Selling, General and Administrative Expenses	$25,911	$32,510

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS

(dollar amounts in thousands)
	Three Months Ended March 31,

	2021	2020

Net income	$22,337	$55,463
Income tax expense (benefit)	6,373	(25,064)
Interest expense	11,777	11,380
Interest income	(1,281)	(2,288)
Other (gain) loss	(1,205)	4,729
Loss on extinguishment of debt	—	607
Equity in operating net loss of affiliates, net of impairments	1,192	1,955
Loss on impairment of unconsolidated joint venture	4,805	—
Depreciation and amortization	6,362	6,529
Mark to market adjustments on non-qualified retirement plan investments	1,425	(4,334)
Operational restructuring charges	447	1,364
Share-based compensation	2,351	(1,157)
Exceptional allowances attributable to COVID-19	133	—
Marketing and reservation system reimbursable deficit	6,652	20,062
Franchise agreement acquisition costs amortization	1,726	1,598
Adjusted EBITDA	$63,094	$70,844

Revenues, excluding marketing and reservation activities	$91,426	$107,790

Adjusted EBITDA margins	69.0%	65.7%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended March 31,

	2021	2020

Net income	$22,337	$55,463
Adjustments:
Loss on the extinguishment of debt	—	493
Loss on impairment of unconsolidated joint venture	3,719	—
Operational restructuring charges	336	1,070
Exceptional allowances attributable to COVID-19	103	—
Marketing and reservation system reimbursable deficit	5,149	16,328
Foreign tax benefit on international restructuring	—	(30,572)
Adjusted Net Income	$31,644	$42,782

Diluted Earnings Per Share	$0.40	$0.99
Adjustments:
Loss on extinguishment of debt	—	0.01
Loss on impairment of unconsolidated joint venture	0.07	—
Operational restructuring costs	0.01	0.02
Exceptional allowances attributable to COVID-19	—	—
Marketing and reservation system reimbursable deficit	0.09	0.29
Foreign tax benefit on international restructuring	—	(0.55)
Adjusted Diluted Earnings Per Share (EPS)	$0.57	$0.76